UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

ANSWERTHINK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

ANSWERTHINK, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

December 7, 2007

Dear Shareholder:

You are cordially invited to attend a Special Meeting of the Shareholders of Answerthink, Inc. (the "Company") to be held on Friday, December 21, 2007 at 2:00 p.m. (local time) at the offices of the Company on the thirtieth (30th) floor of The Brickell Bay Office Tower which is located at 1001 Brickell Bay Drive, Miami, Florida 33131.

At this meeting, you will be asked to vote, in person or by proxy, on the approval of an amendment to the Company’s Articles of Incorporation changing the name of the Company to “The Hackett Group, Inc.”

No other business will come before the meeting or any adjournments thereof.

The Notice of Meeting, Proxy Statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement.

Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Special Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

Sincerely,

Frank A. Zomerfeld

General Counsel and Secretary

ANSWERTHINK , INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 21, 2007

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Answerthink, Inc. (the "Company") be held on Friday, December 21, 2007 at 2:00 p.m. (local time) at the offices of the Company on the Thirtieth (30th) floor of The Brickell Bay Office Tower which is located at 1001 Brickell Bay Drive, Miami, Florida 33131 for the following purpose:

•	To approve an amendment to the Company’s Articles of Incorporation changing the name of the Company to “The Hackett Group, Inc.”
No other business will come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on November 15, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. A list of the Company's shareholders entitled to vote at the Special Meeting will be open to the examination of any shareholder for any purpose germane to the meeting during ordinary business hours for a period of ten days before the Special Meeting at the Company's offices. All shareholders are cordially invited to attend the Special Meeting.

By Order of the Board of Directors

Frank A. Zomerfeld
General Counsel and Secretary

Miami, Florida

December 7, 2007

Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or by voting by telephone or through the Internet as instructed on the proxy form. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the special meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date.

ANSWERTHINK, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

DECEMBER 21, 2007

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Notice of Special Meeting and Proxy Card are being furnished, on or about December 7, 2007, to the shareholders of Answerthink, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on Friday, December 21, 2007 at 2:00 p.m. (local time) at the offices of the Company on the thirtieth (30th) floor of The Brickell Bay Office Tower which is located at 1001 Brickell Bay Drive, Miami, Florida 33131 and any adjournment thereof.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions thereon.

EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

•	“FOR” PROPOSAL 1 TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO “THE HACKETT GROUP, INC.”

No other matters will be brought before the Special Meeting.

Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet as instructed on the proxy form. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that may be voted at the Special Meeting consist of shares of Common Stock, par value $.001 per share (“Common Stock”), of the Company. Each outstanding share of Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Special Meeting. The close of business on November 15, 2007 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of shareholders entitled to vote at the Special Meeting. On the Record Date, 42,836,677 shares of Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Special Meeting. Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card.

Assuming the presence of a quorum at the Special Meeting, a majority of the votes present in person or represented by proxy and entitled to vote is required to approve an amendment to the Company’s Articles of Incorporation changing the name of the Company to “The Hackett Group, Inc.”

Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming presence of a quorum, will not affect whether any proposal is approved at the Special Meeting. Because abstentions will be counted for purposes of determining the shares present or represented at the Special Meeting and entitled to vote, abstentions will have the same effect as a vote “against” Proposal 1.

The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

____________________

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR

APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

____________________

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of November 15, 2007: (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) by each of the Named Executive Officers identified in the Company’s definitive proxy statement filed with the SEC on April 2, 2007 relating to the 2007 Annual Meeting of Stockholders and any additional Named Executive Officers appointed since that filing date; (iii) by each director and nominee of the Company; and (iv) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class(1)
Ted A. Fernandez(2)(3)	672,127	1.6
David N. Dungan(2)(4)	1,357,675	3.2
Grant Fitzwilliam(2)(5)	15,834	*
Robert Ramirez(2)(6)	11,962	*
Alan T.G. Wix(2)(7)	48,242	*
John R. Harris(2)(8)	4,667	*
Edwin A. Huston(2)(9)	50,417	*
Richard N. Hamlin(2)(10)	60,542	*
WAM Acquisition GP, Inc.(11)	7,980,800	18.6
Columbia Wanger Asset Management, L.P.(11)	8,730,800	20.4
All current directors and current Named Executive Officers as a group (8 persons)	2,221,466	5.2

*	Represents less than 1%.

(1)

The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restricted stock units, options or warrants held by that person that are currently vested or exercisable, or that will vest or become exercisable within 60 days after November 15, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for each of Messrs. Ramirez, Dungan, Fernandez, Fitzwilliam, Hamlin, Harris, Huston and Wix is 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131.

(3)

Does not include 976,670 shares held through the Ted A. Fernandez Flint Trust dated February 18, 2003. Does not include 227,100 shares, 113,550 shares each of which are held by the Ted A. Fernandez, Jr. Irrevocable Trust (1998) and the Christina Marie Fernandez Irrevocable Trust (1998), respectively. Includes 225,000 vested options to purchase common stock.

(4)

Includes 191,150 shares held through the DJD Family Limited Partnership, and 757,716 shares held in the Jeanine G. Dungan Trust dated August 5, 1998. Also includes 112,500 vested options to purchase common stock.

(5)	Mr. Fitzwilliam resigned as the Company’s Executive Vice President, Finance and Chief Financial Officer effective August 1, 2007.
(6)	Mr. Ramirez was appointed as the Company’s Executive Vice President, Finance and Chief Financial Officer effective August 1, 2007.
(7)	Includes 46,075 vested options to purchase common stock granted pursuant to the Company’s outside director compensation program.
(8)	Includes 2,333 vested restricted stock units granted pursuant to the Company’s outside director compensation program.
(9)	Includes 46,250 vested options to purchase common stock granted pursuant to the Company’s outside director compensation program.
(10)

Includes 29,375 vested options to purchase common stock pursuant to the Company’s outside director compensation program. Does not includes 1,300 shares held by Mr. Hamlin’s wife in an individual retirement account.

(11)

The information reported is based on Form 13F filed with the Securities and Exchange Commission on January 26, 2007 by Columbia Wanger Asset Management, L.P. (“WAM”) and WAM Acquisition G.P., Inc. (“WAM GP”). The statement discloses that, as of the time filing, WAM, a registered investment adviser, and WAM GP, the general partner of WAM, had shared voting and dispositive power with respect to 8,730,800 shares of common stock, and that all such shares were acquired by WAM and WAM GP on behalf of discretionary clients of WAM, including WAM GP. The address of WAM and WAM GP is 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606.

TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO “THE HACKETT GROUP, INC.”

(PROPOSAL 1)

Our Roots are in Intellectual Property

We were formed in 1997. Our name, Answerthink, then Answerthink Consulting Group, conveyed our primary objectives, which were to provide knowledge-based consulting services to Fortune 1000 companies. We addressed our clients' strategic business needs by offering a wide range of integrated services s, including benchmarking, process transformation, software package implementation, electronic commerce, decision support technology, technology architecture and integration and Year 2000 solutions. These solutions targeted a client's specific business functions (finance and administration, human resources, IT, sales and customer support, and supply chain management) and allowed businesses to reach beyond the enterprise and link the people, processes and technologies of the extended organization. We marketed our services to senior executives in organizations where business transformation and technology- enabled change could have a significant competitive impact.

However, virtually from inception we emphasized the importance of our intellectual property base to propose solutions to our clients' most critical and complex business problems. Shortly after our formation, we acquired several consulting and IT services businesses, each of which brought to the Company complementary skills and customer relationships. None of those acquired companies would be as vital to our current success as The Hackett Group. At the time of the acquisition, The Hackett Group was a consulting firm specializing in benchmarking and selective process transformation. It allowed us to approach our clients with a knowledge-based approach to consulting which combined the knowledge and experience of our consultants with its proprietary "best-practice" database focused on the efficiency of organizational functions, such as finance, human resources, IT and supply chain management.

The Hackett Group – An Emerging, Yet Powerful, Global Services Brand

Ten years later, after significant investments in the expansion of our intellectual capital, namely our Best Practice Intelligence Center, and the promotion of the brand globally, The Hackett Group brand is more broadly recognized than the Answerthink brand. As a result of the number of benchmarks for global companies and the expanded reach into global clients based in Europe, The Hackett Group brand is truly a global brand. Today it drives market permission in Europe and Asia as well as North America. Today, we believe that our intellectual property, our people and The Hackett Group brand are our greatest assets.

The Hackett Approach

The Hackett Group is a strategic advisory firm and a world leader in best practice research, benchmarking, business transformation and working capital management services that empirically define and enable world-class enterprise performance. Only Hackett empirically defines world-class performance in sales, general and administrative and supply chain activities with analysis gained through more than 4,000 benchmark studies over 15 years at over 2,700 of the world’s leading companies.

We provide business and technology consulting services designed to enable companies to achieve world-class business performance by combining intellectual capital from The Hackett Group, with its extensive database of business process best practices and performance measurement results, and our proprietary Best Practice Implementation (BPI) approach.

Hackett is a strategic advisory firm that helps executives understand how well they are performing today compared to a peer group and world-class performance levels. Hackett enables world-class performance by defining what is possible, providing objective performance comparisons to establish priorities, developing strategic alternatives to address performance improvements, creating initiative roadmaps, and designing best practice solutions and implementation services.

Hackett is differentiated through its use of empirical data, a large repository of proven best practices, implementation tools and global implementation insight that are used to provide advice and solutions. Hackett provides both continuous and best practice implementation programs. Continuous services are referred to as Advisory Programs, which include: membership-based offerings providing a mix of best practice research, on-demand advisor telephonic access, peer learning opportunities and annual events. Best practice implementation offerings include benchmarking, business transformation and working capital management services. Hackett business advisors have the skills, experience and access to proprietary data sets to advise, develop, design and implement solutions grounded in actual client performance measurement results. Hackett provides deep insight into how top-performing companies operate and applies those best practices to generate performance gains for clients.

Similarly, we integrate Hackett-Certified™ Practices directly into technology solutions. We believe it is imperative that companies simplify and automate processes to meet best practice standards before new technology implementations and upgrades are completed. The automation of inefficient processes only serves to continue to drive up costs, cycle times and error rates. We have completed detailed fit-gap analyses, in most functional areas of major business application packages from Oracle, Hyperion, PeopleSoft and SAP to determine their ability to support best practices. Application-specific tools, implementation guides and process flows allow us to optimize the configuration of ERP software, while limiting customization. Best practice implementations establish the foundation for improved performance.

We believe the combination of optimized processes, a best practices-based business application and business intelligence environment allows our clients to achieve and sustain significant business performance improvement.

Why Rename and Rebrand Now?

While Answerthink defined us originally, we believe that The Hackett Group represents our present and future. Over 65% of the revenues we reported in our most recent fiscal quarter were derived from The Hackett Group. In addition to having a better recognized brand, Hackett spans our multiple practices and service offerings today. We believe that changing our corporate name to The Hackett Group will establish a long-term vision for our Company and produce a competitive advantage through the unification of our vision, values and culture.

Our organization strongly supports the change of our corporate name to The Hackett Group. We feel that only by placing more of our businesses under The Hackett Group umbrella can we take full advantage of the global market permission and brand recognition associated with the brand.

As an international enterprise, it is important for us to evaluate our actions at the local and global levels. We believe that an approach taken in local or regional markets, whether it be in Europe of North America, is more likely to be successful if it is part of a unified global brand. The name change from Answerthink to The Hackett Group will allow us to better align our businesses and to present a consistent brand, image and experience to our clients globally. It will reinforce and align how we go to market regionally and locally with our global strategic objectives. It will allow our associates to build and maintain stronger customer relationships.

If our shareholders approve the amendment changing the name of the Company, we will change our ticker symbol on the Nasdaq Global Market to “HCKT”. This ticker symbol has been reserved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2008

Any proposal or proposals by a shareholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2008 Annual Meeting of Shareholders must be received by the Company no later than December 6, 2007 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2008 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 4, 2008 and not later than March 6, 2008 provided, however, that in the event that the date of the 2008 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2007 Annual Meeting, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s bylaws.

OTHER BUSINESS TO BE TRANSACTED

No other matters will come before the Special Meeting.

By Order of the Board of Directors

Frank A. Zomerfeld
General Counsel and Secretary

Answerthink
Enabling World-Class Performance

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 21, 2007.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposal — The Board of Directors recommends a vote FOR the following proposal:

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

01DV 0153961

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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<STOCK#> 00SZKA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Answerthink

Enabling World-Class Performance

Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ted A. Fernandez and Robert A. Ramirez, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed on the reverse side, all shares of Common Stock, par value $.001 per share, of Answerthink, Inc., a Florida corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Special Meeting") of the Company to be held on Friday, December 21, 2007 at 2:00 pm (local time) at the offices of the Company located at 1001 Brickell Bay Drive, Suite 3000, Miami, FL 33131, or any postponement or adjournment thereof, as follows on the reverse side.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE